Exhibit 99.1



             The Neiman Marcus Group Reports Third Quarter Earnings


     DALLAS--(BUSINESS WIRE)--June 8, 2006--The Neiman Marcus Group, Inc. today reported financial results for the third quarter of fiscal year 2006. On October 6, 2005, the Company announced the completion of the acquisition of Neiman Marcus by an investor group led by Texas Pacific Group and Warburg Pincus LLC. The accompanying consolidated statements of earnings and related information present the Company's results of operations for the period preceding the acquisition (Predecessor) and the period succeeding the acquisition (Successor). The results of operations for the fiscal year-to-date period have been prepared by comparing the mathematical combination of the Successor and Predecessor periods in the 39 weeks ended April 29, 2006 to the results of the Predecessor for the 39 weeks ended April 30, 2005. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison. For further information related to the Company's financial results, refer to the Company's Form 10-Q and other information available from the Securities and Exchange Commission.
     The Neiman Marcus Group, Inc. believes reporting adjusted operating earnings is a more meaningful representation of the Company's on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company's operations. Adjusted operating earnings exclude the impact of certain items as described below under "Other Items".
     For the 13 weeks ended April 29, 2006, the Company reported total revenues of $1.0 billion compared to $933.4 million in the prior year. Comparable revenues increased 6.8 percent. Operating earnings for the third quarter of fiscal 2006 were $132.7 million compared to $134.7 million for the third quarter of fiscal year 2005. Adjusted operating earnings were $151.0 million in the third quarter of fiscal year 2006 compared to $134.7 million in the third quarter of fiscal year 2005, an increase of 12.1 percent.
     For the 39 weeks ended April 29, 2006, the Company reported total revenues of $3.2 billion compared to $3.0 billion in the prior year. Comparable revenues increased 7.1 percent. Operating earnings for the 39 weeks ended April 29, 2006 were $309.3 million compared to $364.2 million for the comparable period a year ago. Adjusted operating earnings for the 39 weeks ended April 29, 2006 were $413.4 million compared to $379.5 million for the comparable period a year ago, an increase of 8.9 percent.
     See the attached schedule of "Other Operating Data" for the reconciliation of adjusted operating earnings and the Company's statements regarding the use of this non-GAAP financial measure.

     Other Items

     As a result of the acquisition, the Company recorded costs related to the amortization of customer lists and favorable lease commitments during the third quarter of fiscal year 2006 and the thirty-nine weeks ended April 29, 2006 of approximately $18.2 million and $42.0 million, respectively. The Company recorded non-cash charges related to various valuation adjustments during the third quarter of fiscal year 2006 and the thirty-nine weeks ended April 29, 2006 of approximately $0.1 million and $38.6 million, respectively. Also, prior to consummation of the acquisition, the Company recorded in the first quarter of fiscal year 2006 transaction and other costs of approximately $23.5 million.
     The Company sold its Chef's Catalog direct marketing business in November 2004 and recorded a loss in connection with the sale of approximately $15.3 million in the first quarter of fiscal year 2005. Comparable revenues have been adjusted to exclude the sales of Chef's Catalog prior to its disposition.
     A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus Group website at www.neimanmarcusgroup.com on Thursday, June 8, 2006 beginning at 10:00 a.m. Central Daylight Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus Group website at www.neimanmarcusgroup.com.
     From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

     The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States or escalation in the international war on terrorism; disruptions in business at the Company's stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods that are, or are perceived to be, "luxuries"; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company's marketing, merchandising and promotional efforts; changes in the Company's relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company's financial results or reputation; changes in the Company's relationships with designers, vendors and other sources of merchandise; the financial viability of the Company's designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates; impact of funding requirements related to the Company's noncontributory defined benefit pension plan; changes in the Company's relationships with certain of key sales associates; changes in key management personnel; changes in the Company's proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company's cost of operations.
     These and other factors that may adversely effect the Company's future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.


                          THE NEIMAN MARCUS GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                             April 29,     April 30,
(in thousands)                                 2006          2005
                                            -----------  -------------
                                            (Successor)  (Predecessor)
ASSETS
------
Current assets:
   Cash and cash equivalents                  $108,982       $337,589
   Restricted cash                                   -         37,500
   Accounts receivable, net of allowance        56,744        666,455
   Merchandise inventories                     854,979        788,915
   Other current assets                         64,700         49,715
                                            -----------  -------------
      Total current assets                   1,085,405      1,880,174
                                            -----------  -------------

Property and equipment, net                  1,045,184        821,810
Goodwill and intangibles, net                4,396,417         71,517
Other assets                                   133,008         66,305
                                            -----------  -------------
Total assets                                $6,660,014     $2,839,806
                                            ===========  =============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable                            $251,444       $246,971
  Accrued liabilities                          389,756        352,526
  Notes payable and current maturities of
   long-term liabilities                        15,129            200
  Borrowings under Credit Card Facility              -        187,500
                                            -----------  -------------
    Total current liabilities                  656,329        787,197
                                            -----------  -------------

Long-term liabilities:
  Notes and debentures                       3,195,663        249,773
  Deferred income taxes                      1,129,899         33,614
  Other long-term liabilities                  197,268        173,929
                                            -----------  -------------
    Total long-term liabilities              4,522,830        457,316
                                            -----------  -------------

Minority interest                               12,810         13,498

Total shareholders' equity                   1,468,045      1,581,795
                                            -----------  -------------
Total liabilities and shareholders' equity  $6,660,014     $2,839,806
                                            ===========  =============


                          THE NEIMAN MARCUS GROUP, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)

                   Thirteen Weeks Ended      Thirty-Nine Weeks Ended
               ---------------------------- --------------------------
(in thousands)   April 29,      April 30,     April 29,     April 30,
                   2006           2005          2006          2005
               ------------   ------------  -----------  -------------
                (Successor)   (Predecessor)  (Combined)  (Predecessor)

Revenues       $ 1,027,009   $    933,372   $ 3,234,863   $ 2,970,533
Cost of goods
 sold including
 buying and
 occupancy
 costs             602,957        549,740     2,012,954     1,816,602
Selling,
 general and
 administrative
 expenses          255,380        240,396      792,825        747,432
Income from
 credit card
 operations, net   (15,136)       (19,030)     (43,712)       (52,414)
Depreciation
 expense            32,913         27,614       97,937         79,338
Amortization of
 intangible assets  13,715              -       31,652              -
Amortization of
 favorable lease
 commitments         4,502              -       10,389              -
Transaction and
 other costs             -              -       23,544              -
Loss on
 disposition
 of Chef's
 Catalog                 -              -            -         15,348
               ------------   ------------  ----------- --------------

Operating
 earnings          132,678        134,652      309,274        364,227

Interest expense,
 net                67,216          2,933      149,760         10,948
               ------------   ------------  -----------  -------------

Earnings before
 income taxes
 and minority
 interest           65,462        131,719      159,514        353,279

Income taxes        24,953         50,713       60,398        136,014
               ------------   ------------  ----------- --------------

Earnings before
 minority interest  40,509         81,006       99,116        217,265

Minority interest
 in net loss
 (earnings) of
 Subsidiaries           38         (1,231)        (522)        (2,787)
               ------------   ------------  ----------- --------------

Net earnings   $    40,547  $       79,775  $   98,594  $     214,478
               ============ ==============  =========== ==============

The results of operations have been prepared by comparing the mathematical combination of the Successor and Predecessor periods in the thirty-nine weeks ended April 29, 2006 to the thirty-nine weeks ended April 30, 2005. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison.


                          THE NEIMAN MARCUS GROUP, INC.
                              OTHER OPERATING DATA
                                   (UNAUDITED)

SEGMENTS:            Thirteen Weeks Ended      Thirty-Nine Weeks Ended
                  --------------------------- ------------------------
(dollars in         April 29,     April 30,    April 29,    April 30,
 millions)            2006          2005         2006         2005
                  -----------   ------------- ---------- -------------
                   (Successor)  (Predecessor) (Combined) (Predecessor)

REVENUES:
  Specialty Retail
   Stores          $   840.2      $    766.9  $  2,629.0   $  2,415.7
  Direct Marketing     152.1           130.5       504.0        458.5
  Other (1)             34.7            36.0       101.9         96.3
                   ----------     ----------- -----------  -----------
     Total         $ 1,027.0      $    933.4  $  3,234.9   $  2,970.5
                   ==========     =========== ===========  ===========


OPERATING EARNINGS:
  Specialty Retail
   Stores          $   142.6      $    125.8  $    372.4   $    343.8
  Direct Marketing      23.0            16.8        75.5         55.9
  Other (1)             (0.2)            4.6         2.0         10.2
  Corporate expenses   (14.4)          (12.5)      (36.5)       (30.4)
                   ----------     ----------- -----------  -----------
  ADJUSTED OPERATING
   EARNINGS        $   151.0      $    134.7  $    413.4   $    379.5
  Amortization of
   intangible assets   (18.2)              -       (42.0)           -
  Non-cash charges
   related to other
   valuation
   adjustments made
   in connection
   with the
   acquisition          (0.1)              -       (38.6)           -
  Transaction and
   other costs             -               -       (23.5)           -
  Loss on
  disposition of
  Chef's Catalog           -               -           -        (15.3)
                   ----------     ----------- -----------  -----------
  OPERATING
   EARNINGS        $    132.7     $     134.7  $    309.3  $     364.2
                   ==========     =========== ===========  ===========


(1) Other includes the results of operations of Kate Spade LLC and Gurwitch Products, L.L.C.

     The results of operations have been prepared by comparing the mathematical combination of the Successor and Predecessor periods in the thirty-nine weeks ended April 29, 2006 to the thirty-nine weeks ended April 30, 2005. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison.
     Adjusted operating earnings represents operating earnings excluding amortization of customer lists and favorable lease commitments, purchase accounting adjustments, transaction and other costs and the loss on disposition of Chef's Catalog.
     The Neiman Marcus Group, Inc. believes reporting adjusted operating earnings is a more meaningful representation of the Company's on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company's operations. The Neiman Marcus Group, Inc. has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations. Adjusted operating earnings is not a recognized term under generally accepted accounting principles (GAAP). Adjusted earnings should be considered in addition to, not as a substitute for, the Company's other measures of financial performance reported in accordance with generally accepted accounting principles. Adjusted operating earnings as presented herein are not necessarily comparable to similarly titled measures.


                          THE NEIMAN MARCUS GROUP, INC.
                              OTHER OPERATING DATA
                                   (UNAUDITED)

OTHER DATA:

                   Thirteen Weeks Ended      Thirty-Nine Weeks Ended
                 -------------------------- --------------------------
(dollars in      April 29,      April 30,    April 29,     April 30,
 millions)         2006           2005         2006          2005
                 ----------   -----------   -----------  ------------
                (Successor)   (Predecessor)  (Combined)  (Predecessor)

Capital
 Expenditures    $     40       $     56     $    139      $    151

Depreciation     $     33       $     28     $     98      $     79
Amortization     $     18       $      -     $     42      $      -

Rent Expense     $     22       $     20     $     65      $     59



     CONTACT: The Neiman Marcus Group, Inc., Dallas
              James E. Skinner, 214-757-2954
              or
              Stacie Shirley, 214-757-2967